Exhibit 23.3

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 26, 2012 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 13 filed with the Securities Exchange Commission on April 27, 2012 (the "Registration Statement").

We also consent to the reference to us under the headings "Experts" and "Changes in and

Disagreements with Accountants and Financial Disclosure" in the Registration Statement.

/s/ Hamilton, PC
Hamilton, PC
2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072
Dated: April 27, 2012